UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 2, 2011

Erie Indemnity Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place, Erie, Pennsylvania		16530
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(814)870-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on April 20, 2011 by Erie Indemnity Company (the "Company") to update information previously disclosed under "Item 5.07. Submission of Matters to a Vote of Security Holders" regarding the results of voting at the Company’s Annual Meeting of Shareholders held on April 19, 2011. The sole purpose of this amendment is to disclose the Company’s decision regarding how frequently it will conduct a non-binding advisory vote on the compensation of the Company’s named executive officers. No other changes are being made to the Current Report on Form 8-K filed on April 20, 2011.

(d) As previously reported, in a non-binding advisory vote at the Company’s 2011 Annual Meeting of Shareholders concerning the frequency of future advisory votes on the compensation of the Company’s named executive officers, 2,523 of the voted shares selected "every three years" as the preferred frequency of an advisory vote on executive compensation, with 20 votes selecting "every year," two votes selecting "every two years" and no abstentions. After considering the preference of the majority of the Company’s voting shareholders for a frequency of every three years, the Company’s Board of Directors determined, at a meeting held on August 2, 2011, that the Company will hold a non-binding advisory vote on the compensation of its named executive officers every three years until the next non-binding advisory vote on the frequency of future advisory votes on executive compensation is held or until the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interest of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

August 4, 2011	By:	Terrence W. Cavanaugh

Name: Terrence W. Cavanaugh
Title: President & Chief Executive Officer